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UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response……………5.00
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 1, 2012	000-53101
Date of Report (Date of earliest event reported)	Commission File Number

GALLERY MANAGEMENT HOLDING CORP.
(Exact name of registrant as specified in its charter)

Colorado	26-0811822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Grouse Terrace Lake Oswego, Oregon 97035
(Address of Principal Executive Offices) (Zip Code)

(503) 789-0316
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ❒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ❒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ❒Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ❒Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On March 1, 2012, the Board of Directors approved and adopted the Company’s 2012 Stock Incentive Plan (the “Plan”) pursuant to which up to the Board or Compensation Committee may grant to directors, employees and consultants awards of up to an aggregate of 10,000,000 shares of Common Stock.  The Plan must be approved by shareholders within one year after its adoption by the Board.

The Board of Directors also granted options to the following employees, consultants and directors.  R. Patrick Garrett, Chief Executive Officer and Director, options to purchase 2,500,000 shares, Roger T. Richter, Chief Operating Officer, options to purchase 2,250,000 shares, Allen H. Adams, interim Chief Financial Officer, options to purchase 500,000 shares and Christopher A. Wilson, Director and Secretary, options to purchase 1,250,0000 shares.  All options are immediately exercisable at a price of $0.0026 per share and expire ten years after the date of grant, or earlier upon termination of their respective employment or consulting agreement.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

4.1           2012 Stock Incentive Plan
4.2           Form of Stock Option Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALLERY MANAGEMENT HOLDING CORP.

March 6, 2012		/s/R. Patrick Garrett
	Name:	R. Patrick Garrett
	Title:	Chief Executive Officer